CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
                        FOR UNITED COMMUNITY BANKS, INC.


         We have issued our report dated February 25, 2000, except for note 20 as to which the date is March 3, 2000 included in the Annual Report of United Community Banks, Inc. and subsidiaries, on Form 10-K for the year ended December 31, 1999, and incorporated by reference in this Registration Statement on Form S-4. We consent to the use of the aforementioned report in the Registration Statement on Form S-4 and related prospectus, and to the use of our name as it appears under the caption "Experts."




                                       /s/PORTER KEADLE MOORE, LLP

Atlanta, Georgia
___________, 2000